AXP PARTNERS SERIES, INC.

                                 EXHIBIT INDEX

Exhibit Index


Exhibit (a)       Form of Articles of Incorporation
Exhibit (b)       Form of By-laws
Exhibit (d)(1)    Form of Investment Mgmt Services Agmt.
Exhibit (d)(2)    Form of Investment Subadvisory Agmt. (Davis)
Exhibit (d)(3)    Form of Investment Subadvisory Agmt. (EQSF)
Exhibit (d)(4)    Form of Investment Subadvisory Agmt. (Royce)
Exhibit (d)(5)    Form of Investment Subadvisory Agmt. (Abbett)
Exhibit (d)(6)    Form of Investment Subadvisory Agmt. (Price)
Exhibit (e)(1)    Form of Distribution Agmt.
Exhibit (g)       Form of Custodian Agmt.
Exhibit (h)(1)    Form of Administrative Services Agmt.
Exhibit (h)(3)    Form of Class Y Shareholder Service Agmt.
Exhibit (h)(4)    Form of Transfer Agency Agmt.
Exhibit (m)(1)    Form of Plan and Agmt. of Distribution
Exhibit (m)(2)    Form of Plan and Agmt. of Distribution (Class C Shares)
Exhibit (n)       Form of Rule 18f-3
Exhibit (p)(3)    Code of Ethics (Davis)
Exhibit (p)(4)    Code of Ethics (EQSF)